Luciano Siani Pires November 11, 2024 Page 1 of 4 November 11, 2024 Luciano Siani Pires CONFIDENTIAL Dear Luciano, We are pleased to offer you employment with Mosaic as an Executive Vice President (“EVP”) and Chief Finance Officer (“CFO”) Designate within the Finance department and look forward to personally welcoming you to the Mosaic team. Your Position at Mosaic Your start date is scheduled for November 18, 2024. Until your relocation is complete (see Relocation clause below), you will be employed in Brazil and associated with the São Paulo office location, however your role will be classified as virtual or remote. Base Compensation Your base compensation will be paid at an annual rate of USD 650,000. Future increases will be based upon your performance against agreed upon goals and Mosaic's merit pay policies. Considering your hiring process under Brazil’s payroll, your annual base pay outlined above will be converted to the local currency and expressed monthly using the formula: Annual Base Pay divided by 13 months. The FX rate used to determine your local salary will be based on the average of the last sixty trading days' closing rates provided by the Brazil Central Bank, counted from the date of the public announcement. Short Term Incentive Compensation You are eligible to participate in Mosaic's Management Incentive Plan (MIP) at a target bonus opportunity of 75%. The MIP is an annual plan that has the potential to pay out an award based on Company, Business Unit, and Individual Performance during the fiscal year and is subject to the approval of Mosaic's Board of Directors. The incentive award payment for the year in which you are eligible to participate will be processed in the first quarter of the following year and is subject to the rules of the incentive plan. Given your hiring process in 2024, you will be entitled to receive a pro-rata amount for each month in which you have completed at least 15 days of employment with Mosaic during the year. Long Term Incentive Compensation In March 2025, you will be eligible to participate in Mosaic’s equity compensation program, with a target for your future position set at USD 2,500,000. Awards under the equity compensation program are subject to the approval of Mosaic’s Board of Directors (Board) and are made on an annual basis, in accordance with the provisions set forth in Mosaic’s stock plan and the respective award agreements. Future Promotion to Executive Vice President and CFO position The compensation components detailed above under the Base Compensation and Short Term Incentive Compensation sections reflect your role as EVP and Chief Financial Officer Designate. The Long Term Incentive Compensation target reflects your future role as EVP and CFO. The Mosaic Company 101 East Kennedy Boulevard, Suite 2500 Tampa, FL 33602 www.mosaicco.com

Luciano Siani Pires November 11, 2024 Page 2 of 4 Your base compensation and short term incentive compensation will be adjusted, effective upon your future promotion to the role of EVP and CFO, as follows: (i) an annual base salary of USD 800,000 and (ii) a MIP bonus target of 90%. These adjustments are in each case subject to the same criteria outlined above in the applicable section of this letter. New Hire Equity Award Subject to approval by the Board and following your effective date of hire, you will receive a one-time equity award with a fair value of USD 1,000,000. The number of shares will be based on the closing price on the date the Board approves and 40% will be made in the form of restricted stock units (“RSUs”), 30% in the form of stock-settled performance units and 30% in the form of cash-settled performance share units (“PSUs”). The standard grant terms and conditions will apply to these grants (i.e. three (3) – year cliff vesting) and, for the PSUs the performance period will start on November 1st, 2024, and will end on October 31st, 2027. Severance and Change in Control Agreement You will be offered a Severance and Change in Control agreement with a term ending March 31, 2026 (consistent with the agreements for our other Executive Officers), which will provide the terms and conditions upon which you would be entitled to receive certain benefits upon termination of employment. Your Severance and Change in Control agreement will have similar terms and conditions that apply to other Executive Officers with the exception of the CEO. Relocation You will be expected to relocate to the Executive Office in Tampa, Florida as soon as your immigration process is complete and, subject to obtaining the necessary approvals, will occur no later than January 1, 2026. Mosaic’s comprehensive relocation program will assist you with your move, these benefits include, but are not limited to, home sale and home purchase assistance, home search and temporary housing assistance, and household goods packing, loading and transportation, support for the visa immigration process, tax planning, and other related benefits for an intercompany transfer. Enclose is the relocation policy for your review. Benefit Programs On the first day of the month following your hire date, you will be eligible to participate in the standard employee benefit offering which includes medical, dental, vision insurance, life and disability coverages, retirement plan benefits, and wellness benefits. Company benefits change from time to time and the benefit plan documents define your actual benefits. For more information on employee benefits, please see the enclosed Benefits Summary. Executive Benefits You will be eligible for executive life, disability, financial planning and physical exam benefits, subject to the written terms and conditions of these policies and plans, as may be modified in the future. To assist with your understanding and value of these benefits, enclosed is a personalized statement which uses certain assumptions such as salary deferrals. The Team You're Joining We look forward to welcoming you to the Mosaic team. As a diversified, global organization, Mosaic offers you an exciting future. Our vision to be recognized globally as the best crop nutrition company translates into a culture characterized by integrity, excellence, sustainability, and connectivity. These values provide for quality products, exceptional customer service and diverse opportunities. You will be joining an organization that has demonstrated its investment in development and the growth of employees like you. A few details To fulfill the necessary legal requirements, your offer is contingent upon the following: At Will Employment: Your position is an at-will employment position. Employment may be terminated by you or Mosaic at any time.

Luciano Siani Pires November 11, 2024 Page 3 of 4 Routine background and reference check: Upon acceptance of your offer, you will receive an e-mail from Sterling Backcheck, our background check provider. Please follow the instructions on this e-mail so we can complete your background check. Completing these steps will minimize any delays in your start date. Physical examination including drug screening and testing: As a condition of employment, you will be required to submit to a post-offer, pre-employment physical/drug screen. You will receive an email from Sterling Backcheck that will assist you with scheduling this appointment. Employee Dispute Resolution Program: This offer is contingent upon your agreement to abide by the Mosaic Employee Dispute Resolution (EDR) Program, including mandatory arbitration of all covered employment disputes. Once you accept your position, you will be asked to acknowledge you agree to abide by the Mosaic Employee Dispute Resolution (EDR) Program via electronic signature. Direct Deposit: Using direct deposit of your paychecks is a condition of employment with Mosaic. This efficient payroll delivery method ensures that you get timely and accurate paychecks conveniently distributed directly to your bank account. Upon acceptance of your offer, you will be provided with a link to our on-boarding website. This website will provide instructions on setting up direct deposit for your paycheck. Confidentiality Agreement: Your agreement to protect the confidentiality of Mosaic information. The confidentiality agreement is located on the on-boarding website. Once you accept your position, you will be asked to acknowledge you agree to protect the confidentiality of Mosaic information via electronic signature. Other Mosaic Policies: Your employment will be subject to Mosaic’s internal policies and guidelines which can be found at http://employee.mosaicco.com upon your arrival. Mosaic is committed to reasonably accommodating any special needs to assist you with performing your job. Please notify Human Resources with any requests for accommodations that you may require to perform the job. This offer letter supersedes all prior agreements and understandings, oral or written, between you and the company. Contents of this document are confidential. We are Eager to Hear from You We realize that this is a very important decision for you, and we are committed to providing as much guidance and support as you need while you consider our offer. In order to accept this, offer you must sign below and return this letter to me within three business days. As a global leader in nourishing crops and delivering distinctive value to the world’s agriculture, Mosaic offers an opportunity to share in an exciting future. We hope you will decide to join our company -- an organization committed to ensuring employee safety, conducting ourselves with the highest integrity, safeguarding the environment, and satisfying our customers. Sincerely, /s/ Bruce M. Bodine Bruce M Bodine President and Chief Executive Officer (“CEO”) ACCEPTED: /s/ Luciano Siani Pires_____________________ November 11, 2024_________ Luciano Siani Pires Date

Luciano Siani Pires November 11, 2024 Page 4 of 4 Enclosures